[ARTICLE] 5
[MULTIPLIER]   1,000
Part II.  Other information,   Item 6a.
Exhibit 11.1

                              CORNERSTONE IMAGING, INC.
             STATEMENT REGARDING COMPUTATION OF EARNINGS PER SHARE
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
                                (UNAUDITED)

                                               Three Months Ended
                                                   March 31,
                                              -------------------
                                                1998      1997
                                              --------- ---------
Net income (loss)                              ($2,610)   $1,055
                                              ========= =========


Shares used in basic EPS calculation             6,375     7,508

Dilutive effect of stock options                    19        69
                                              --------- ---------
Shares used in diluted EPS calculation           6,394     7,577
                                              ========= =========

Basic EPS                                       ($0.41)    $0.14

Diluted EPS                                     ($0.41)    $0.14
                                              ========= =========
